Sabre reports significant financial improvement in 2023 results; expects 2024 revenue growth with continued margin expansion

2023 Business highlights:
•Generated significant margin improvement in 2023 from 15% revenue growth, technology transformation and efficiency, and reduced SG&A costs
•Reported $96 million of operating cash flow in the fourth quarter and $56 million for the full year, and achieved the Company's free cash flow objective for full-year 2023
•Expanded and renewed partnerships with a number of large customers
•Generated Hospitality Solutions revenue growth of 19% year over year on 10% CRS transaction growth
•Refinanced the vast majority of the Company's 2025 debt maturities
•Ended the year with cash balance of $669 million

2023 Financial results:
•Revenue totaled $687 million in the fourth quarter, a 9% increase from Q4'22
•Revenue totaled $2.9 billion for the full year, a 15% increase from 2022
•Net loss attributable to common stockholders totaled $96 million in the fourth quarter and $542 million for the full year
•Net loss attributable to common stockholders per share totaled $0.26 in the fourth quarter and $1.56 for the full year
•Adjusted EPS(1) totaled ($0.12) in the fourth quarter and ($0.52) for the full year
•Generated $96 million of Adjusted EBITDA(1) in the fourth quarter and $337 million for the full year

SOUTHLAKE, Texas – February 15, 2024 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter and year ended December 31, 2023.

"2023 was an important year for Sabre. Our team members around the world delivered significant commercial successes, efficiency gains, and product innovation achievements that drove strong financial results, including compelling growth in revenue and Adjusted EBITDA, and achievement of our free cash flow objective," said Kurt Ekert, President and CEO.

"At Sabre, we are delivering modern retailing and distribution technology that meets the needs of an evolving travel marketplace, and we remain on course to realizing our strategic and financial priorities."

Q4 2023 Financial Summary

Sabre consolidated fourth quarter revenue totaled $687 million, a 9% improvement versus $631 million in the fourth quarter of 2022. Revenue growth was driven by an increase in global air, hotel, and other travel bookings and favorable rate impacts in the Company's Travel Solutions business as international and corporate bookings continued to improve.

Operating income was $37 million, an improvement versus operating loss of $55 million in the fourth quarter of 2022. The improvement in operating results was driven by the items impacting revenue described above, lower labor and professional services costs driven by our cost reduction plan, lower depreciation and amortization, and a decrease in technology expenses including cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Net loss attributable to common stockholders totaled $96 million, an improvement versus net loss of $165 million in the fourth quarter of 2022. Diluted net loss attributable to common stockholders per share (EPS) totaled $0.26, versus diluted net loss attributable to common stockholders per share of $0.50 in the fourth quarter of 2022. The improvement in net loss attributable to common stockholders was driven by the items impacting operating loss described above, partially offset by higher interest expense.

Adjusted EBITDA was $96 million, an improvement versus Adjusted EBITDA of $1 million in the fourth quarter of 2022. The improvement in Adjusted EBITDA was driven by increased revenue due to increases in global air, hotel, and other travel bookings and favorable rate impacts in the Company's Travel Solutions business as international and corporate bookings improved, a decrease in labor and professional services costs driven by our cost reduction plan, and a decrease in technology expenses including cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Adjusted Operating Income was $71 million, an improvement versus Adjusted Operating Loss of $30 million in the fourth quarter of 2022. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.12), an improvement versus ($0.36) in the fourth quarter of 2022.

With regards to Sabre's fourth quarter 2023 cash flows (versus prior year):
•Cash provided by operating activities totaled $96 million (vs. $38 million)
•Cash used in investing activities totaled $29 million (vs. $12 million)
•Cash used in financing activities totaled $22 million (vs. $14 million)
•Capitalized expenditures totaled $19 million (vs. $16 million)

Free Cash Flow for the quarter was $77 million, versus Free Cash Flow of $22 million in the fourth quarter of 2022.

Full Year 2023 Financial Summary

For the full year 2023, Sabre consolidated revenue totaled $2.9 billion, a 15% improvement versus $2.5 billion for the prior year. Revenue growth was driven by an increase in global air, hotel, and other travel bookings and favorable rate impacts in the Company's Travel Solutions business as international and corporate bookings continued to improve.

Operating income was $47 million, a significant improvement versus operating loss of $261 million in 2022. The improvement in operating results was driven by the items impacting revenue described above, lower labor and professional services costs driven by our cost reduction plan, a decrease in stock-based compensation, a decrease in legal costs, lower depreciation and amortization, and a decrease in technology expenses including cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, a $72 million restructuring charge associated with the reduction of our workforce, and a charge associated with a tax litigation matter.

Net loss attributable to common stockholders totaled $542 million versus net loss of $457 million in 2022. Diluted net loss attributable to common stockholders per share totaled $1.56, versus diluted net loss attributable to common stockholders per share of $1.40 in 2022. The increase in the net loss attributable to common stockholders was driven by $153 million higher interest expense, the $112 million after-tax gain on the sale of AirCentre in the prior year, and a loss on the extinguishment of debt of $109 million as a result of financing activity that occurred during 2023. These items were partially offset by the improvement in operating income described above, a change in the fair value adjustment on our investment in GBT from a loss in the prior year of $26 million to a loss of $2 million in the current year, and other non-operating gains of $15 million in the current year.

Adjusted EBITDA was $337 million, an improvement versus Adjusted EBITDA of $65 million in 2022. The improvement in Adjusted EBITDA was driven by increased revenue due to increases in global air, hotel, and other travel bookings and favorable rate impacts in the Company's Travel Solutions business as international and corporate bookings improved, a decrease in labor and professional services costs driven by our cost reduction plan, and a decrease in technology expenses including cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Adjusted Operating Income totaled $229 million, versus Adjusted Operating Loss of $68 million in 2022. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

For the full year 2023, Sabre reported Adjusted EPS of ($0.52), versus ($1.14) per share in 2022.

With regards to Sabre's full year 2023 cash flows (versus prior year):
•Cash provided by operating activities totaled $56 million (vs. cash used in operating activities of $276 million)
•Cash used in investing activities totaled $110 million (vs. cash provided by investing activities of $174 million)
•Cash used in financing activities totaled $94 million (vs. $75 million)
•Capitalized expenditures totaled $87 million (vs. $69 million)

Free Cash Flow for the full year was negative $31 million, inclusive of approximately $54 million of restructuring, versus Free Cash Flow of negative $346 million in 2022.

Financial Results

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except for EPS; unaudited):	2023	2022	% Change (B/W)	2023	2022	% Change (B/W)
Total Company:

Revenue	$687,053	$631,179	9	$2,907,738	$2,537,015	15
Operating Income (Loss)	$37,338	$(54,800)	168	$47,143	$(261,060)	118
Net loss attributable to common stockholders	$(96,459)	$(165,437)	42	$(541,865)	$(456,833)	(19)
Diluted net loss income attributable to common stockholders per share (EPS)	$(0.26)	$(0.50)	48	$(1.56)	$(1.40)	(11)
Net Loss Margin	(14.0)%	(26.2)%		(18.6)%	(18.0)%
Adjusted EBITDA(1)	$95,867	$1,470	6,422	$337,146	$65,337	416
Adjusted EBITDA Margin(1)	14.0%	0.2%		11.6%	2.6%
Adjusted Operating Income (Loss)(1)	$71,256	$(30,291)	335	$228,707	$(68,042)	436
Adjusted Net Loss(1)	$(44,345)	$(116,673)	62	$(179,697)	$(371,092)	52
Adjusted EPS(1)	$(0.12)	$(0.36)	67	$(0.52)	$(1.14)	54
Cash provided by (used in) operating activities	$96,020	$38,312	151	$56,239	$(276,458)	120
Cash (used in) provided by investing activities	$(29,349)	$(12,274)	(139)	$(109,980)	$173,977	(163)
Cash used in financing activities	$(21,701)	$(13,724)	(58)	$(94,219)	$(75,370)	(25)
Capitalized expenditures	$(18,813)	$(16,020)	(17)	$(87,423)	$(69,494)	(26)
Free Cash Flow(1)	$77,207	$22,292	246	$(31,184)	$(345,952)	91
Net Debt (total debt, less cash and cash equivalents)				$4,313,696	$4,044,238

Travel Solutions:

Revenue	$621,946	$574,481	8	$2,642,077	$2,311,275	14
Operating Income	$125,761	$40,318	212	$472,927	$212,604	122
Adjusted EBITDA(1)	$144,694	$66,973	116	$558,183	$323,803	72
Adjusted Operating Income(1)	$126,409	$40,789	210	$474,969	$213,290	123
Distribution Revenue	$475,952	$417,293	14	$2,057,044	$1,622,545	27
Total Bookings	78,177	76,034	3	354,709	301,842	18
Air Bookings	65,309	64,726	1	302,656	260,804	16
Lodging, Ground and Sea Bookings	12,868	11,308	14	52,053	41,038	27
IT Solutions Revenue	$145,994	$157,188	(7)	$585,033	$688,730	(15)
Passengers Boarded	173,096	168,164	3	688,501	637,438	8

Hospitality Solutions:

Revenue	$75,105	$64,916	16	$304,169	$254,620	19
Operating Loss	$(862)	$(13,110)	93	$(11,286)	$(51,579)	78
Adjusted EBITDA(1)	$5,351	$(7,827)	168	$13,212	$(29,794)	144
Adjusted Operating Loss(1)	$(862)	$(13,110)	93	$(11,286)	$(51,579)	78
Central Reservation System Transactions	28,690	27,259	5	122,142	111,459	10
(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Solutions

Fourth quarter 2023 results (versus prior year):
•Travel Solutions revenue increased 8% to $622 million driven by an increase in global air and other travel bookings, and favorable rate impacts from improved international and corporate bookings.
•Distribution revenue increased by $59 million, or 14% to $476 million, driven by an increase in global air and other travel bookings, and an increase in average booking fee due to a favorable shift in bookings mix.
◦Global bookings, net of cancellations, totaled 78 million, an increase of 3% from fourth quarter 2022 levels.
◦Average booking fee totaled $6.09, a 11% improvement versus $5.49 in the fourth quarter of 2022.
•IT Solutions revenue declined by $11 million, or 7%, to $146 million. This decline was driven by lower revenue from de-migrations partially due to the impact from changes in Russian law, partially offset by a 3% increase in passengers boarded to 173 million in the fourth quarter.
•Operating income totaled $126 million, versus $40 million in the fourth quarter of 2022. The improvement in operating results was driven by increased revenue, a decrease in labor and professional services costs driven by our cost reduction plan, lower technology expenses and lower depreciation and amortization, partially offset by increased incentive expenses.

Full year 2023 results (versus prior year):
•Travel Solutions revenue increased 14% to $2.6 billion driven by an increase in global air and other travel bookings, and favorable rate impacts from improved international and corporate bookings, partially offset by lower revenue from de-migrations due primarily to the impact from changes in Russian law, and reduced revenue due to the sale of our AirCentre portfolio effective February 28, 2022.
•Distribution revenue increased by $434 million, or 27%, to $2.1 billion. Global bookings, net of cancellations, totaled 355 million, an increase of 18% from 2022 levels.
•IT Solutions revenue declined by $104 million, or 15%, to $585 million. The lower revenue was primarily driven by de-migrations due primarily to the impact from changes in Russian law, and reduced revenue due to the sale of our AirCentre portfolio effective February 28,2022. Airline passengers boarded totaled 689 million, an increase of 8% from 2022 levels.
•Operating income totaled $473 million, versus $213 million in 2022. The improvement in operating results was driven by increased revenue, a decrease in labor and professional services costs driven by our cost reduction plan, lower technology expenses and lower depreciation and amortization, partially offset by increased incentive expenses.

Hospitality Solutions

Fourth quarter 2023 results (versus prior year):
•Hospitality Solutions revenue increased by $10 million, or 16%, to $75 million. The increase in revenue was driven by an increase in central reservation system transactions from stronger global travel volumes, new customer deployments, and higher sales of ancillary products.
•Central reservation system transactions increased 5% to 29 million.
•Operating loss was $1 million, versus operating loss of $13 million in the fourth quarter of 2022. The improvement in operating results was primarily driven by increased revenue and lower labor and professional services expenses, partially offset by increased transaction-related costs due to volume trends.
•Adjusted EBITDA was $5 million.

Full year 2023 results (versus prior year):
•Hospitality Solutions revenue increased to $304 million, an improvement of 19% versus revenue of $255 million in 2022. The increase in revenue was driven by an increase in central reservation system transactions from stronger global travel volumes, new customer deployments, and a higher rate per transaction.
•Central reservation system transactions totaled 122 million, an increase of 10% from 2022 levels.
•Operating loss was $11 million, versus operating loss of $52 million in 2022. The improvement in operating results was primarily driven by increased revenue and lower labor and professional services expenses, partially offset by increased transaction-related costs due to volume trends and higher depreciation and amortization costs.
•Adjusted EBITDA was $13 million, a $43 million year over year improvement versus 2022 .

Business and Financial Outlook

With respect to the 2024 financial outlook below:
•First quarter 2024 Adjusted EBITDA guidance consists of first quarter expected net loss attributable to common stockholders of approximately $75 million; less the expected impact of acquisition-related amortization of approximately $9 million; expected stock-based compensation expense of approximately $15 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $24 million; expected interest expense, net of approximately $127 million; and expected provision for income taxes of approximately $14 million.
•Full-year Adjusted EBITDA guidance consists of full-year expected net loss attributable to common stockholders of approximately $273 million; less the expected impact of acquisition-related amortization of approximately $38 million; expected stock-based compensation expense of approximately $60 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $5 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $94 million; expected interest expense, inclusive of amortization of issuance costs and debt discounts net of approximately $506 million; and expected provision for income taxes of approximately $70 million.
•First quarter 2024 Free Cash Flow guidance consists of the expected first quarter cash used by operating activities of approximately $80 million less expected additions to property and equipment of approximately $20 million.

First Quarter and Full-Year 2024 Financial Outlook

Sabre's first quarter and full-year 2024 outlook is summarized as follows:

	Q1 2024	FY 2024
Revenue	~$750M	~$3.0B
Adjusted EBITDA	~$115M	>$500M
Free Cash Flow	~($100M) *impacted by Q1 seasonality	Positive

Conference Call

Sabre will conduct its fourth quarter and full-year 2023 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of its website, investors.sabre.com. A replay of the event will be available for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X (formerly Twitter) account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal Company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The Company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” "guidance," "outlook," "trend," "on course," "on track," "target," "potential," "benefit," "goal," "believe", “plan,” "confident," “anticipate,” "indicate," "trend," "position," "optimistic," “will,” "forecast," "continue," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the timing, implementation and effects of our technology transformation and other strategic initiatives and ability to achieve our cost savings and efficiency goals, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, including our key executive officers and technical employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 15, 2024 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

_______________________________
(1) Adjusted EPS and Adjusted EBITDA are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure.

Contacts:

Media	Investors
Kristin Hays	Brian Roberts
kristin.hays@sabre.com	brian.roberts@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$687,053	$631,179	$2,907,738	$2,537,015
Cost of revenue, excluding technology costs	272,074	269,210	1,189,606	1,040,819
Technology costs	237,475	271,955	1,036,596	1,096,097
Selling, general and administrative	140,166	144,814	634,393	661,159
Operating income (loss)	37,338	(54,800)	47,143	(261,060)
Other expense:
Interest expense, net	(122,588)	(90,169)	(447,878)	(295,231)
Loss on extinguishment of debt	—	(940)	(108,577)	(4,473)
Equity method income	648	471	2,042	686
Other, net	5,667	(2,972)	13,751	136,645
Total other expense, net	(116,273)	(93,610)	(540,662)	(162,373)
Loss from continuing operations before income taxes	(78,935)	(148,410)	(493,519)	(423,433)
Provision for income taxes	18,159	10,861	34,729	8,666
Loss from continuing operations	(97,094)	(159,271)	(528,248)	(432,099)
Income (loss) from discontinued operations, net of tax	825	(83)	308	(679)
Net loss	(96,269)	(159,354)	(527,940)	(432,778)
Net income (loss) attributable to noncontrolling interests	190	737	(332)	2,670
Net loss attributable to Sabre Corporation	(96,459)	(160,091)	(527,608)	(435,448)
Preferred stock dividends	—	5,346	14,257	21,385
Net loss attributable to common stockholders	$(96,459)	$(165,437)	$(541,865)	$(456,833)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.26)	$(0.50)	$(1.56)	$(1.40)
Loss from discontinued operations	—	—	—	—
Net loss per common share	$(0.26)	$(0.50)	$(1.56)	$(1.40)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.26)	$(0.50)	$(1.56)	$(1.40)
Loss from discontinued operations	—	—	—	—
Net loss per common share	$(0.26)	$(0.50)	$(1.56)	$(1.40)
Weighted-average common shares outstanding:
Basic	379,524	328,440	346,567	326,742
Diluted	379,524	328,440	346,567	326,742

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$648,207	$794,888
Restricted cash	21,037	21,035
Accounts receivable, net	343,436	353,587
Prepaid expenses and other current assets	145,911	191,979
Total current assets	1,158,591	1,361,489
Property and equipment, net of accumulated depreciation	233,677	229,419
Equity method investments	22,343	22,401
Goodwill	2,554,039	2,542,087
Acquired customer relationships, net of accumulated amortization	214,190	238,756
Other intangible assets, net of accumulated amortization	161,913	171,498
Deferred income taxes	10,201	38,892
Other assets, net	317,240	358,333
Total assets	$4,672,194	$4,962,875

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$231,767	$171,068
Accrued compensation and related benefits	135,620	122,022
Accrued subscriber incentives	237,421	218,761
Deferred revenues	108,256	66,503
Other accrued liabilities	197,609	213,737
Current portion of debt	4,040	23,480
Total current liabilities	914,713	815,571
Deferred income taxes	30,745	38,629
Other noncurrent liabilities	258,719	264,411
Long-term debt	4,829,461	4,717,091
Redeemable noncontrolling interests	14,375	—
Stockholders’ equity
Preferred stock; $0.01 par value, 225,000 authorized, — and 3,290 shares issued and outstanding as of December 31, 2023 and 2022, respectively; aggregate liquidation value of $— and $329,000 as of December 31, 2023 and 2022, respectively	—	33
Common stock: $0.01 par value; 1,000,000 authorized shares; 405,915 and 353,436 shares issued, 379,569 and 328,542 shares outstanding at December 31, 2023 and 2022, respectively	4,059	3,534
Additional paid-in capital	3,249,901	3,198,580
Treasury stock, at cost, 26,346 and 24,895 shares at December 31, 2023 and 2022, respectively	(520,124)	(514,215)
Accumulated deficit	(4,048,393)	(3,506,528)
Accumulated other comprehensive loss	(73,922)	(65,731)
Noncontrolling interest	12,660	11,500
Total stockholders’ deficit	(1,375,819)	(872,827)
Total liabilities and stockholders’ deficit	$4,672,194	$4,962,875

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2023	2022
Operating Activities
Net loss	$(527,940)	$(432,778)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	148,676	184,633
Loss on extinguishment of debt	108,577	4,473
Paid-in-kind interest	53,859	—
Stock-based compensation expense	52,015	82,872
Amortization of upfront incentive consideration	34,833	44,086
Amortization of debt discount and debt issuance costs	22,743	16,026
Deferred income taxes	22,287	(17,306)
Provision for expected credit losses	5,872	(285)
Other	(3,261)	5,732
Loss on fair value of investment	2,400	26,000
(Income) loss from discontinued operations	(308)	679
Gain on sale of assets and investments	—	(180,081)
Pension settlement charge	—	6,707
Impairment and related charges	—	5,146
Debt modification costs	—	4,905
Gain on loan converted to equity	—	(3,568)
Changes in operating assets and liabilities:
Accounts and other receivables	(1,454)	(122,288)
Prepaid expenses and other current assets	51,506	(22,431)
Capitalized implementation costs	(8,862)	(12,577)
Upfront incentive consideration	(13,942)	(12,113)
Other assets	(3,960)	42,039
Accrued compensation and related benefits	487	(11,857)
Accounts payable and other accrued liabilities	60,527	131,034
Deferred revenue including upfront solution fees	52,184	(15,506)
Cash provided by (used in) operating activities	56,239	(276,458)
Investing Activities
Additions to property and equipment	(87,423)	(69,494)
Acquisitions, net of cash acquired	(12,021)	(68,797)
Purchase of investments	(11,200)	(80,000)
Other investing activities	664	—
Proceeds from disposition of investments and assets	—	392,268
Cash (used in) provided by investing activities	(109,980)	173,977
Financing Activities
Payments on borrowings from lenders	(1,573,729)	(1,822,661)
Proceeds of borrowings from lenders	1,530,473	1,818,581
Proceeds from borrowings under AR Facility	218,600	—
Debt prepayment fees and issuance costs	(159,589)	(33,489)
Payments on borrowings under AR Facility	(108,600)	—
Dividends paid on preferred stock	(16,039)	(21,385)
Proceeds from sale of redeemable shares in subsidiary	16,000	—
Net payment on the settlement of equity-based awards	(5,535)	(16,084)
Other financing activities	4,200	(332)
Cash used in financing activities	(94,219)	(75,370)
Cash Flows from Discontinued Operations
Cash used in operating activities	(425)	(3,259)
Cash used in discontinued operations	(425)	(3,259)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,706	(2,358)
Decrease in cash, cash equivalents and restricted cash	(146,679)	(183,468)
Cash, cash equivalents and restricted cash at beginning of period	815,923	999,391
Cash, cash equivalents and restricted cash at end of period	$669,244	$815,923
Cash payments for income taxes	$24,332	$15,620
Cash payments for interest	$394,539	$286,139
Capitalized interest	$5,740	$2,232
Non-cash additions to property and equipment	$—	$3,025

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for equity method income, impairment and related charges, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, net, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, net, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision (benefit) for income taxes.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by (used in) operating activities reduced by cash used in additions to property and equipment.

We define Adjusted Net Loss from continuing operations per share as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Income (Loss), Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating income (loss) to Adjusted Operating Income (Loss), and loss from continuing operations to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(96,459)	$(165,437)	$(541,865)	$(456,833)
(Income) loss from discontinued operations, net of tax	(825)	83	(308)	679
Net income (loss) attributable to non-controlling interests(1)	190	737	(332)	2,670
Preferred stock dividends	—	5,346	14,257	21,385
Loss from continuing operations	$(97,094)	$(159,271)	$(528,248)	$(432,099)
Adjustments:
Impairment and related charges(2)	—	—	—	5,146
Acquisition-related amortization(3a)	10,194	10,179	40,237	51,254
Restructuring and other costs(5)	9,134	221	72,096	14,500
Loss on extinguishment of debt, net	—	940	108,577	4,473
Other, net(4)	(5,667)	2,972	(13,751)	(136,645)
Acquisition-related costs(6)	678	521	2,336	6,854
Litigation costs, net(7)	86	326	12,838	31,706
Stock-based compensation	13,178	12,791	52,015	82,872
Tax impact of adjustments(8)	25,146	14,648	74,203	847
Adjusted Net Loss from continuing operations	$(44,345)	$(116,673)	$(179,697)	$(371,092)
Adjusted Net Loss from continuing operations per share	$(0.12)	$(0.36)	$(0.52)	$(1.14)
Diluted weighted-average common shares outstanding	379,524	328,440	346,567	326,742

Operating income (loss)	$37,338	$(54,800)	$47,143	$(261,060)
Add back:
Equity method income	648	471	2,042	686
Impairment and related charges(2)	—	—	—	5,146
Acquisition-related amortization(3a)	10,194	10,179	40,237	51,254
Restructuring and other costs(5)	9,134	221	72,096	14,500
Acquisition-related costs(6)	678	521	2,336	6,854
Litigation costs, net(7)	86	326	12,838	31,706
Stock-based compensation	13,178	12,791	52,015	82,872
Adjusted Operating Income (Loss)	$71,256	$(30,291)	$228,707	$(68,042)

Loss from continuing operations	$(97,094)	$(159,271)	$(528,248)	$(432,099)
Adjustments:
Depreciation and amortization of property and equipment(3b)	20,032	22,108	85,408	96,397
Amortization of capitalized implementation costs(3c)	4,579	9,653	23,031	36,982
Acquisition-related amortization(3a)	10,194	10,179	40,237	51,254
Impairment and related charges(2)	—	—	—	5,146
Restructuring and other costs(5)	9,134	221	72,096	14,500
Interest expense, net	122,588	90,169	447,878	295,231
Other, net(4)	(5,667)	2,972	(13,751)	(136,645)
Loss on extinguishment of debt, net	—	940	108,577	4,473
Acquisition-related costs(6)	678	521	2,336	6,854
Litigation costs, net(7)	86	326	12,838	31,706
Stock-based compensation	13,178	12,791	52,015	82,872
Provision for income taxes	18,159	10,861	34,729	8,666
Adjusted EBITDA	$95,867	$1,470	$337,146	$65,337

Net Loss Margin	(14.0)%	(26.2)%	(18.6)%	(18.0)%
Adjusted EBITDA margin	14.0%	0.2%	11.6%	2.6%

Reconciliation of Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash provided by (used in) operating activities	$96,020	$38,312	$56,239	$(276,458)
Cash (used in) provided by investing activities	(29,349)	(12,274)	(109,980)	173,977
Cash used in financing activities	(21,701)	(13,724)	(94,219)	(75,370)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash provided by (used in) operating activities	$96,020	$38,312	$56,239	$(276,458)
Additions to property and equipment	(18,813)	(16,020)	(87,423)	(69,494)
Free Cash Flow	$77,207	$22,292	$(31,184)	$(345,952)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to Loss from continuing operations in our statement of operations by business segment:

	Three Months Ended December 31, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$126,409	$(862)	$(54,291)	$71,256
Less:
Equity method income	648	—	—	648
Acquisition-related amortization(3a)	—	—	10,194	10,194
Restructuring and other costs(5)	—	—	9,134	9,134
Acquisition-related costs(6)	—	—	678	678
Litigation costs, net(7)	—	—	86	86
Stock-based compensation	—	—	13,178	13,178
Operating income (loss)	$125,761	$(862)	$(87,561)	$37,338

Adjusted EBITDA	$144,694	$5,351	$(54,178)	$95,867
Less:
Depreciation and amortization of property and equipment(3b)	15,137	4,782	113	20,032
Amortization of capitalized implementation costs(3c)	3,148	1,431	—	4,579
Acquisition-related amortization(3a)	—	—	10,194	10,194
Restructuring and other costs(5)	—	—	9,134	9,134
Acquisition-related costs(6)	—	—	678	678
Litigation costs, net(7)	—	—	86	86
Stock-based compensation	—	—	13,178	13,178
Equity method income	648	—	—	648
Operating income (loss)	$125,761	$(862)	$(87,561)	$37,338
Interest expense, net				(122,588)
Other, net(4)				5,667
Equity method income				648
Provision for income taxes				(18,159)
Loss from continuing operations				$(97,094)

	Three Months Ended December 31, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$40,789	$(13,110)	$(57,970)	$(30,291)
Less:
Equity method income	471	—	—	471
Acquisition-related amortization(3a)	—	—	10,179	10,179
Restructuring and other costs(5)	—	—	221	221
Acquisition-related costs(6)	—	—	521	521
Litigation costs, net(7)	—	—	326	326
Stock-based compensation	—	—	12,791	12,791
Operating income (loss)	$40,318	$(13,110)	$(82,008)	$(54,800)

Adjusted EBITDA	$66,973	$(7,827)	$(57,676)	$1,470
Less:
Depreciation and amortization of property and equipment(3b)	17,866	3,948	294	22,108
Amortization of capitalized implementation costs(3c)	8,318	1,335	—	9,653
Acquisition-related amortization(3a)	—	—	10,179	10,179
Restructuring and other costs(5)	—	—	221	221
Acquisition-related costs(6)	—	—	521	521
Litigation costs, net(7)	—	—	326	326
Stock-based compensation	—	—	12,791	12,791
Equity method income	471	—	—	471
Operating income (loss)	$40,318	$(13,110)	$(82,008)	$(54,800)
Interest expense, net				(90,169)
Other, net(4)				(2,972)
Equity method income				471
Provision for income taxes				(10,861)
Loss from continuing operations				$(159,271)

	Year Ended December 31, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$474,969	$(11,286)	$(234,976)	$228,707
Less:
Equity method income	2,042	—	—	2,042
Acquisition-related amortization(3a)	—	—	40,237	40,237
Restructuring and other costs(5)	—	—	72,096	72,096
Acquisition-related costs(6)	—	—	2,336	2,336
Litigation costs, net(7)	—	—	12,838	12,838
Stock-based compensation	—	—	52,015	52,015
Operating income (loss)	$472,927	$(11,286)	$(414,498)	$47,143

Adjusted EBITDA	$558,183	$13,212	$(234,249)	$337,146
Less:
Depreciation and amortization of property and equipment(3b)	65,814	18,867	727	85,408
Amortization of capitalized implementation costs(3c)	17,400	5,631	—	23,031
Acquisition-related amortization(3a)	—	—	40,237	40,237
Restructuring and other costs(5)	—	—	72,096	72,096
Acquisition-related costs(6)	—	—	2,336	2,336
Litigation costs, net(7)	—	—	12,838	12,838
Stock-based compensation	—	—	52,015	52,015
Equity method income	2,042	—	—	2,042
Operating income (loss)	$472,927	$(11,286)	$(414,498)	$47,143
Interest expense, net				(447,878)
Other, net(4)				13,751
Loss on extinguishment of debt, net				(108,577)
Equity method income				2,042
Provision for income taxes				(34,729)
Loss from continuing operations				$(528,248)

	Year Ended December 31, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$213,290	$(51,579)	$(229,753)	$(68,042)
Less:
Equity method income	686	—	—	686
Impairment and related charges(2)	—	—	5,146	5,146
Acquisition-related amortization(3a)	—	—	51,254	51,254
Restructuring and other costs(5)	—	—	14,500	14,500
Acquisition-related costs(6)	—	—	6,854	6,854
Litigation costs, net(7)	—	—	31,706	31,706
Stock-based compensation	—	—	82,872	82,872
Operating income (loss)	$212,604	$(51,579)	$(422,085)	$(261,060)

Adjusted EBITDA	$323,803	$(29,794)	$(228,672)	$65,337
Less:
Depreciation and amortization of property and equipment(3b)	78,601	16,715	1,081	96,397
Amortization of capitalized implementation costs(3c)	31,912	5,070	—	36,982
Acquisition-related amortization(3a)	—	—	51,254	51,254
Impairment and related charges(2)	—	—	5,146	5,146
Restructuring and other costs(5)	—	—	14,500	14,500
Acquisition-related costs(6)	—	—	6,854	6,854
Litigation costs, net(7)	—	—	31,706	31,706
Stock-based compensation	—	—	82,872	82,872
Equity method income	686	—	—	686
Operating income (loss)	$212,604	$(51,579)	$(422,085)	$(261,060)
Interest expense, net				(295,231)
Other, net(4)				136,645
Loss on extinguishment of debt				(4,473)
Equity method income				686
Provision for income taxes				(8,666)
Loss from continuing operations				$(432,099)

Non-GAAP Footnotes

(1) Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40% (ii), Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma) of 19%.

(2) Impairment and related charges in 2022 represents a $5 million impairment charge associated with the impact of regulatory changes in Russia on the future recoverability of certain assets.

(3) Depreciation and amortization expenses:
a.Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
b. Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
c. Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(4) Other, net includes a $180 million gain on the sale of AirCentre during 2022, and the impacts of fair value adjustments of our GBT investment in 2023 and 2022. In addition, 2022 includes pension settlement charges and all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5) Restructuring and other costs in 2023 primarily represents charges associated with our cost reduction plan implemented in the second quarter of 2023. During 2022, charges, and adjustments to those charges, were recorded associated with planning and implementing business restructuring activities, including costs associated with third party consultants advising on our business structure and strategy.

(6) Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(7) Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(8) The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.